                                                                     EXHIBIT 1.0



                        1,100,000 SHARES OF COMMON STOCK


                      LEISURE TIME CASINOS & RESORTS, INC.

                             UNDERWRITING AGREEMENT

                                                                  ________, 1999

Schneider Securities, Inc.
1120 Lincoln Street
Suite 900
Denver, Colorado  80203

Dear Sirs:

         Leisure Time Casinos & Resorts, Inc., a Colorado corporation (the "Company") hereby confirms its agreement with you (who are sometimes hereinafter referred to as the "Representative") and with the other members of the underwriting group (the "Underwriters") named on Schedule 1 hereto as follows:

1. Introductory. Subject to the terms and conditions herein contained, the Company proposes to sell to the several Underwriters an aggregate of 1,100,000 shares (the "Firm Shares") of the Company's Common Stock, par value $.001 per share (the "Common Stock"). The Company also proposes to sell to the several Underwriters not more than 165,000 additional shares of Common Stock (15% of the number of shares constituting the Firm Shares) if requested by the Representatives as provided in Section 3 of this Agreement. Any and all shares of Common Stock to be purchased by the Underwriters pursuant to such option are referred to herein as the "Additional Shares." The Firm Shares and any Additional Shares are collectively referred to herein as the "Shares."

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

     a. The Company has filed with the Commission a registration statement, and may have filed one or more amendments thereto, on Form S-1 (Registration No. 333-______), including in such registration statement and each such amendment a facing sheet, the information called for by Part I, audited consolidated financial statements for the past three fiscal years or such other period as may be appropriate, the information called for by Part II, the undertakings to deliver certificates, file reports and file post-effective amendments, the required signatures, consents of experts, exhibits, a related preliminary prospectus (a "Preliminary Prospectus") and any other information or documents which are required for the registration of the Shares, and the warrants referred to in Section 2(n) (the "Representative's Warrants") and the shares referred to in Section 2(n) and
     Section 5(p) purchasable upon exercise of the Representative's

     Warrants (the "Representative's Warrant Shares"), under the Securities Act of 1933, as amended (the "Act"). As used in this Agreement, the term "Registration Statement" means such registration statement, including incorporated documents, all exhibits and consolidated financial statements and schedules thereto, as amended, when it becomes effective, and shall include the information with respect to the Shares, the Representative's Warrants, and the Representative's Warrant Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the General Rules and Regulations promulgated under the Act (the "Regulations"), which information is deemed to be included therein when it becomes effective as provided by Rule 430A; the term "Preliminary Prospectus" means each prospectus included in the Registration Statement, or any amendments thereto, before it becomes effective under the Act and any prospectus filed by the Company with the consent of the Representative pursuant to Rule 424(a) of the Regulations; and the term "Prospectus" means the final prospectus included as part of the Registration Statement, except that if the prospectus relating to the securities covered by the Registration Statement in the form first filed on behalf of the Company with the Commission pursuant to Rule 424(b) of the Regulations shall differ from such final prospectus, the term "Prospectus" shall mean the prospectus as filed pursuant to Rule 424(b) from and after the date on which it shall have first been used.

     b. When the Registration Statement becomes effective, and at all times subsequent thereto, to and including the Closing Date (as defined in Section 3) and each Additional Closing Date (as defined in Section 3), and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Representative or any dealer, and during such longer period until any post-effective amendment thereto shall become effective, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) will contain all statements which are required to be stated therein in accordance with the Act and the Regulations, will comply with the Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; and no Preliminary Prospectus, as of the date filed with the Commission, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that no representation or warranty is made in this Section 2(b) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to the Underwriters by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto.

     c. Neither the Commission nor the "blue sky" or securities authority of any jurisdiction have issued an order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Shares, the Representative's Warrants, and the Representative's Warrant Shares, nor has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

     d. Any contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement.

     e. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, with full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in the manner described in the Prospectus. Each of the Subsidiaries of the Company (the "Subsidiaries") is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus. The Company and each Subsidiary is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualifications necessary. The Company has no Subsidiaries except as disclosed in the Prospectus.

     f. The authorized capital stock of the Company consists of 45,000,000 shares of Common Stock, of which 6,018,334 shares of Common Stock are issued and outstanding, 5,536,751 shares of Common Stock are reserved for issuance upon the exercise of currently outstanding options and warrants, 2,302,700 shares of Common Stock are reserved for issuance upon the exercise of the remaining options authorized under the Company's option plan; and 5,000,000 shares of Preferred Stock, none of which are issued or outstanding. Each outstanding share of

     Common Stock is validly authorized, validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and has not been issued and is not owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as set forth above, and as may be properly described in the Prospectus.

     g. The consolidated financial statements of the Company included in the Registration Statement and the Prospectus fairly present with respect to the Company the consolidated financial position, the results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles, except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of the Company. The accountants whose reports on the audited consolidated financial statements are filed with the Commission as a part of the Registration Statement are, and during the periods covered by their reports included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations. No other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement or the Prospectus. There has at no time been a material adverse change in the consolidated financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company from the latest information set forth in the Registration Statement or the Prospectus, except as may be properly described in the Prospectus.

     h. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or, to the knowledge of the Company, threatened, or in prospect with respect to the Company or any of its Subsidiaries, operations, businesses, properties, or assets, except as may be properly described in the Prospectus or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company. The Company and each Subsidiary is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company, nor is the Company required to take any action in order to avoid any such violation or default.

     i. The Company has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets which the Prospectus indicates are owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company. No real property owned, leased, licensed, or used by the Company lies in an area which is, or to the knowledge of the Company will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company as presently conducted or as the Prospectus indicates it contemplates conducting, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company.

     j. Neither the Company nor any other party is now or is expected by the Company to be in violation or breach of, or in default with respect to complying with, any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. The Company enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. The Company is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company. The Company and each of the Subsidiaries is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation (or other charter document) or by-laws.

     k. All patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, technology, know-how and other intangible properties and assets (all of the foregoing being herein called "Intangibles") that the Company owns or has pending, or under which it is licensed, are in good standing and uncontested. Except as otherwise disclosed in the Registration Statement, the Intangibles are owned by the Company, free and clear of all liens, security interests, pledges, and encumbrances. The Company has filed an application with the United States Patent and Trademark Office to register "Leisure Time Casinos & Resorts" as a registered trademark. There is no right under any Intangible necessary to the business of the Company as presently conducted or as the Prospectus indicates it contemplates conducting (except as may be so designated in the Prospectus). The Company has not infringed, is not infringing, and has not received notice of infringement with respect to asserted Intangibles of others. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company. To the knowledge of the Company, there is no Intangible of others which has had or may in the future have a materially adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company.

     l. Neither the Company nor any of the Subsidiaries, nor any director, officer, agent, employee, or other person associated with or acting on behalf of the Company has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended by the International Anti-Bribery Act of 1998; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. Each of the Company and the Subsidiaries has not accepted any material advertising allowances or marketing allowances from suppliers to the Company and, to the extent any advertising allowance has been accepted, the Company has provided proper documentation to the supplier with respect to advertising as to which the advertising allowance has been granted.

     m. The Company has all requisite power and authority to execute and deliver, and to perform thereunder each of this Agreement and the Representative's Warrants. All necessary corporate proceedings of the Company have been duly taken to authorize the execution and delivery, and performance thereunder by the Company of this Agreement and the Representative's Warrants. This Agreement has been duly authorized, executed, and delivered by the Company, is a legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms. The Representative's Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will each be a legal, valid, and binding obligation of the Company, and will be enforceable against the Company in accordance with its respective terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution and delivery, or performance thereunder by the Company of this Agreement or the Representative's Warrants except filings under the Act which have been or will be made before the Closing Date and such consents consisting only of consents under "blue sky" or securities laws which are required in connection with the transactions contemplated by this Agreement and which have been obtained at or prior to the date of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution or delivery, or performance thereunder of this Agreement or the Representative's Warrants; and the execution and delivery, and performance thereunder of this Agreement and the Representative's Warrants will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Articles of Incorporation or by-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, businesses, properties, or assets are subject.

     n. The Shares, the Representative's Warrants and the Representative's Warrant Shares are validly authorized and reserved for issuance. The Shares, when issued and delivered in accordance with this Agreement and the Representative's Warrant Shares, when issued and delivered upon exercise of the Representative's Warrants, and upon payment of the exercise price therefor, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders, and the Underwriters will receive good title to the Shares purchased, the Representative will receive good title to the Representative's Warrants purchased and any purchaser of the Representative `s Warrant Shares will receive good title thereto, all such title free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts.

     o. The Shares, the Representative's Warrants and the Representative's Warrant Shares conform to all statements relating thereto contained in the Registration Statement and the Prospectus.

     p. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be properly described in the Prospectus, the Company has not (i) issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money, (ii) entered into any transaction not in the ordinary course of business, or (iii) declared or paid any dividend on its capital stock.

     q. Neither the Company nor any of its officers, directors, or affiliates (as defined in the Regulations), has taken or will take, directly or indirectly, prior to the termination of the distribution of securities contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares.

     r. The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

     s. The Company has obtained from each officer, director and person or entity that beneficially owns the Company's capital stock or derivative securities convertible into shares of the Company's capital stock his, her or its enforceable written agreement that for a period of 12 months from the Effective Date, he, she or it will not, without the Representative's prior written consent, offer, pledge, sell, contract to sell, grant any option for the sale of, enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Company's capital stock, or otherwise dispose of, directly or indirectly, any shares of capital stock or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock (except that, subject to compliance with applicable securities laws, any such officer, director or stockholder may transfer his or her stock pursuant to a bona fide gift or gifts, provided that any such transferee shall agree, as a condition to such transfer, to be bound by the restrictions set forth in this Agreement and further provided that the transferor, except in the case of the transferor's death, shall continue to be deemed the beneficial owner of such shares in accordance with Regulation 13d-(3) of the Exchange Act). Notwithstanding the foregoing, commencing 180 days after the Effective Date, the stockholders of the Company who are not officers or directors of the Company shall have the right to sell up to 20% of the shares of Common Stock owned by them, up to a maximum aggregate amount of 150,000 shares of Common Stock, through and until expiration of the 12 month restriction provided herein. Any such sales will comply with applicable exemptions from the registration requirements of the Act. For a period of three (3) years, commencing (i) six months from the Effective Date, with respect to sales by stockholders that are not officers or directors of the Company, and (ii) 12 months from the Effective Date with respect to sales by officers or directors of the Company, all public sales of the Company's securities by officers, directors and stockholders of the Company shall be effected through or with the Representative on an exclusive basis, provided that the Representative offers the best price reasonably available to the selling holders. Public or private sales of Common Stock by such persons shall not include gifts, intra-family transfers or transfers for estate planning purposes, which shall be exempt from the foregoing provisions. The Company, on behalf of itself, and all officers, directors and holders of five percent or more of the Common Stock of the Company, have provided the Representative their enforceable written agreements not to sell, transfer, or hypothecate capital stock or derivative securities of the Company through a "Regulation S" transaction for a minimum period of five years from the Effective Date without the prior written consent of the Representative, and the Company has provided the Representative with the Company's enforceable written agreement not to sell capital stock or derivative securities of the Company through a "Regulation D" transaction for a minimum period of 24 months from the Effective Date.

     t. Except as otherwise provided in the Registration Statement, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement.

     u. The Company is eligible to use Form S-1 for registration of the Shares, the Representative's Warrants and the Representative's Warrant Shares.

     v. No unregistered securities of the Company, of an affiliate of the Company or of a predecessor of the Company have been sold within three years prior to the date hereof, except as described in the Registration Statement.

     w. Except as set forth in the Registration Statement, there is and at the Closing Date there will be no action, suit or proceeding before any court, arbitration tribunal or governmental agency, authority or body pending or, to the knowledge of the Company, threatened which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company or would materially affect the properties or assets of the Company.

     x. The Company has filed all federal and state tax returns which are required to be filed by it and has paid all taxes shown on such returns and all assessments received by it to the extent such taxes have become due. All taxes with respect to which the Company is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes.

     y. Except as set forth in the Registration Statement:

                  i. The Company has obtained all permits, licenses and other authorizations which are required under the Environmental Laws for the ownership, use and operation of each location operated or leased by the Company (the "Property"), all such permits, licenses and authorizations, if any, obtained are in effect, no appeal nor any other action is pending to revoke any such permit, license or authorization, and the Company is in full compliance with all terms and conditions of all such permits, licenses and authorizations, if any, obtained by the Company.

                  ii. To the best knowledge of the Company's executive officers, the Company and the Property are in compliance with all Environmental Laws including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                  iii. The Company has not, and to the best knowledge of the Company's executive officers, no other person has, released, placed, stored, buried or dumped any Hazardous Substances, Oils, Pollutants or Contaminants or any other wastes produced by, or resulting from, any business, commercial, or industrial activities, operations, or processes, on, beneath, or adjacent to the Property or any property formerly owned, operated or leased by the Company except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Company (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable laws and regulations and in a manner such that there has been no release of any such substances into the environment).

                  iv. Except as provided to the Representative, there exists no written or tangible report, synopsis or summary of any asbestos, toxic waste or Hazardous Substances, Oils, Pollutants or Contaminants investigation made with respect to all or any portion of the assets of the Company (whether or not prepared by experts and whether or not in the possession of the executive officers of the Company).

                  v. Definitions: As used herein:

                       (1) Environmental Laws means all federal, state and local
                  laws, regulations, rules and ordinances relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances, Oils, Pollutants or Contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, Oils, Pollutants or Contaminants.

                       (2) Hazardous Substances, Oils, Pollutants or
                  Contaminants means all substances defined as such in the National Oil and Hazardous Substances Pollutant Contingency Plan, 40 C.F.R. Section 300.6, or defined as such under any Environmental Law.

                       (3) Release means any release, spill, emission,
                  discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environmental (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances, Oils, Pollutants or Contaminants through or in the air, soil, surface water, groundwater or any property.

              z. No authorization, approval, consent or order of, or filing with, any Federal, Native American, state or local governmental body, authority, self regulatory authority, agency or official (collectively the "Gaming Authorities") including specifically from the Gaming Authorities in the States of Kansas, Michigan, Minnesota, New Mexico (with respect to Native American tribes only), New York, North Carolina, South Carolina and Wisconsin and the Kingdom of Norway and Brazil (collectively, the "Gaming Jurisdictions") is necessary in connection with the issuance and sale of the Shares and the consummation of the transactions contemplated hereby, except such as may be required by the NASD or have been obtained under the applicable laws, rules and regulations maintained and enforced by the Gaming Authorities in their respective jurisdictions (collectively, the "Gaming Laws"), the Act, or state securities or Blue Sky laws or regulations.

              aa. The Company, each of the Subsidiaries and each of the persons listed under the caption "Management" in the Registration Statement has all material certificates, consents, exemptions, orders, permits, licenses, authorizations or other approvals or rights (each, an "Authorization") of and from, and has made all material declarations and filings with, all Federal, state, tribal, local and other governmental authorities, including the Gaming Authorities, all self-regulatory organizations and all courts and other tribunals, and holds all such Authorizations with respect to engaging in gaming operations, offshore gaming cruises and the manufacture of gaming machines in the Gaming Jurisdictions or that are required to own, lease, license and use its properties and assets and to conduct its current business in the manner described in or contemplated by the Prospectus, (ii) all such Authorizations are valid and in full force and effect, (iii) the Company, each of the Subsidiaries and each of the persons listed under the caption "Management" in the Registration Statement is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the Gaming Authorities and governing bodies having jurisdiction with respect thereto, and (iv) neither the Company nor any Subsidiary nor any of the persons listed under the caption "Management" in the Registration Statement has received any notice of proceedings relating to the revocation or modification of any such Authorization and no such Authorization contains any restrictions that are materially burdensome to any of them. To the best knowledge of the Company and each of the persons listed under the caption "Management" in the Registration Statement, the Company and all such persons do not have any reason to believe that any Gaming Authority is considering modifying, limiting, conditioning, suspending, revoking or not renewing any such Authorization of the Company, any of the Subsidiaries or any of the persons listed under the caption "Management" in the Registration Statement or that any Gaming Authority or any other governmental agency is investigating the Company or any of the Subsidiaries or related parties (other than normal overseeing reviews of the Gaming Authorities incident to the gaming activities of the Company and the Subsidiaries). To the best knowledge of the Company and each of the persons listed under the caption "Management" in the Registration Statement, the Company, its Subsidiaries and none of the persons listed under the caption "Management" in the Registration Statement has any reason to believe that there is an existing basis for any of the Gaming Authorities to deny the renewal of current gaming licenses held by any of them.

                  bb. The Company, through one of its Subsidiaries, has applied to the Gaming Authorities for licensing to sell gaming machines and engage in gaming operations in the States of Mississippi and Montana and in the Province of Ontario, Canada. The Company has not received any communication (whether written or oral) threatening or stating that the Company's or the Subsidiary's application for licensing in any of such jurisdictions, or the qualification or licensing of those persons listed under the caption "Management" in the Prospectus, has been or will be denied. Each license application filed by the Company or any Subsidiary with such jurisdictions complies as to form with the gaming laws of each of the respective jurisdictions in which such applications are filed, are correct in all material respects, present fairly the information purported to be shown and have not been modified, withdrawn or abandoned by the Company or a Subsidiary.

              cc. To the best of the Company's knowledge, neither the Company nor any of the Subsidiaries has engaged in any business or operations of any variety in any state or jurisdiction in which the applicable gaming laws would require the Company or its Subsidiaries to have been licensed in order to conduct such business or operations, except as otherwise permitted by the gaming laws of any such jurisdiction.

              dd. The Company's and its Subsidiaries' conduct of offshore gaming activities in international waters is in accordance with applicable United States and international laws, rules and regulations, or exemptions therefrom, and the Company and its Subsidiaries have complied in all material respects with the jurisdictional and other requirements imposed on such activities. Neither the Company nor any of the Subsidiaries has been notified of any violation, breach or conduct that would constitute a violation of applicable gaming laws within the State of Massachusetts.

              ee. The Company and each of its Subsidiaries has conducted its gaming route operations within the State of South Carolina in accordance with applicable laws, rules and regulations established by the Gaming Authorities within the State of South Carolina. The Company and each of its Subsidiaries is in material compliance with each individual revenue sharing agreement by and between the Company, any of its Subsidiaries and third parties.

         All of the above representations and warranties shall survive the performance or termination of this Agreement.

1. Purchase, Sale, and Delivery of the Shares. On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, severally and not jointly, and the Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite the Underwriters' names in Schedule 1 hereto.

2. The purchase price per Firm Share to be paid by the Underwriters shall be $______. The initial public offering price of the Shares shall be $______.

3. Payment for the Firm Shares by the Underwriters shall be made by certified or official bank check in clearing house funds, payable to the order of the Company at the offices of Schneider Securities, Inc., 1120 Lincoln Street, Suite 900, Denver, Colorado 80203, or at such other place in Denver, Colorado as the Representative shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the Shares to the Representative. Such delivery and payment shall be made at 10:00 a.m., Mountain Time, on the third business day following the time of the initial public offering, as defined in
Section 10(a) hereof, unless the Commission declares the Registration Statement effective after 4:30 p.m. Eastern time, in which event delivery and payment shall be made on the fourth (4th) business day following the time of the initial public offering. The time and date of such delivery and payment are herein called the "Closing Date."

4. In addition, the Company hereby grants to the Representative the option to purchase all or a portion of the Additional Shares as may be necessary to cover over-allotments, at the same purchase price per Additional Share as the price per Firm Share provided for in this Section 3. The Representative may purchase Additional Shares when exercising such option, in its sole discretion. This option may be exercised by the Representative on the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, at any time and from time to time on or before the 45th day following the Effective Date of the Registration Statement, by written notice by the Representative to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the time and date, as determined by the Representative, when such Additional Shares are to be delivered (such time and date are herein called an "Additional Closing Date"); provided, however, that no Additional Closing Date shall be earlier than the Closing Date nor earlier than the third business day after the date on which the notice of the exercise of the option shall have been given nor later than the eighth business day after the date on which such notice shall have been given; and further provided, that not more than two Additional Closings shall be noticed and held following purchase of Additional Shares by the Representative.

5. Payment for the Additional Shares shall be made by certified or official bank check in clearing house funds payable to the order of the Company at the offices of Schneider Securities, Inc., 1120 Lincoln Street, Suite 900, Denver, Colorado, or at such other place in Denver, Colorado as you shall determine and advise the Company by at least two full days' notice in writing, upon delivery of certificates representing the Additional Shares to you.

6. Certificates for the Shares purchased shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date or Additional Closing Date, as applicable. The Company shall permit you to examine and package such certificates for delivery at least one full business day prior to any such closing with respect thereto.

7. If for any reason one or more Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) to purchase and pay for the number of Firm Shares agreed to be purchased by such Underwriter, the Company shall immediately give notice thereof to the Representative, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by the Representative of such notice, to purchase or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon among the Representative and such purchasing Underwriter or Underwriters and upon the terms herein set forth, the Firm Shares which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such Firm Shares, the number of Firm Shares which each non-defaulting Underwriter is otherwise obligated to purchase under the Agreement shall be automatically increased pro rata to absorb the remaining Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase in excess of 10% of the total number of Shares which such non-defaulting Underwriter agreed to purchase hereunder, and provided further that the non-defaulting Underwriters shall not be obligated to purchase any Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase if such additional purchase would cause the Underwriter to be in violation of the net capital rule of the Commission or other applicable law. If the total number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to the Representative for the purchase of such Firm Shares on the terms herein set forth. In any such case, either the Representative or the Company shall have the right to postpone the Closing for not more than seven business days after the date originally fixed as the Closing in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter, except the Company shall be liable for actual expenses incurred by the Representative as provided in Section 10 hereof, and without any liability on the part of any non-defaulting Underwriter to the Company.

8. Nothing contained herein shall relieve any defaulting Underwriter of its liability, if any, to the Company or to the remaining Underwriters for damages occasioned by its default hereunder.

9. Offering. The Underwriters are to make a public offering of the Shares as soon, on or after the effective date of the Registration Statement, as the Representative deems it advisable so to do. The Shares are to be initially offered to the public at the initial public offering price as provided for in
Section 3 (such price being herein called the "public offering price"). After the initial public offering, you may from time to time increase or decrease the price of the Shares in your sole discretion, by reason of changes in general market conditions or otherwise.

10. Covenants of the Company. The Company covenants that it will:

     a. Use its best efforts to cause the Registration Statement to become effective as promptly as possible. If the Registration Statement has become or becomes effective with a form of Prospectus omitting certain information pursuant to Rule 430A of the Regulations, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

     b. Notify you immediately, and confirm such notice in writing, (i) when the Registration Statement and any post-effective amendment thereto become effective, (ii) of the receipt of any comments from the Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, and (iii) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible.

     c. During the time when a prospectus relating to the Shares is required to be delivered hereunder or under the Act or the Regulations, comply so far as it is able with all requirements imposed upon it by the Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares and Representative's Warrant Shares in accordance with the provisions hereof and the Prospectus. If, at any time when a prospectus relating to the Shares or Representative's Warrant Shares is required to be delivered hereunder or under the Act or the Regulations, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Representative, the Registration Statement or the Prospectus, as then amended or supplemented, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of either of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Regulations, the Company will immediately notify you and promptly prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective as soon as possible.

     d. Deliver without charge to you such number of copies of each Preliminary Prospectus as you may reasonably request and, as soon as the Registration Statement or any amendment thereto becomes effective or a supplement is filed, deliver without charge to you two signed copies of the Registration Statement or such amendment thereto, as the case may be, including exhibits, and two copies of any supplement thereto, and deliver without charge to you such number of copies of the Prospectus, the Registration Statement, and amendments and supplements thereto, if any, without exhibits, as you may reasonably request for the purposes contemplated by the Act.

     e. Endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Shares and Representative's Warrant Shares for offering and sale under the "blue sky" or securities laws of such jurisdictions as you may designate; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

     f. Make generally available (within the meaning of Section 11(a) of the Act and the Regulations) to its security holders as soon as practicable, but not later than fifteen (15) months after the date of the Prospectus, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Act and the Regulations) covering a period of at least 12 months beginning after the effective date of the Registration Statement.

     g. For a period of 12 months after the date of the Prospectus, not, without your prior written consent, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock (or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock) except as provided in Section 3 and except for (i) the issuance of Additional Shares or issuance of Common Stock underlying options and warrants outstanding on the date hereof which are properly described in the Prospectus, (ii) the issuance of the Representative's Warrant Shares, or (iii) the grant of options pursuant to the Company's existing stock option plan, or (iv) the issuance of capital stock in connection with any acquisitions undertaken by the Company.

     h. For a period of five years after the Effective Date of the registration statement, furnish you, without charge, the following:

                  i. Within 105 days after the end of each fiscal year, three copies of consolidated financial statements certified by independent certified public accountants, including a balance sheet, statement of operations, and statement of cash flows of the Company and its then existing Subsidiaries, with supporting schedules, prepared in accordance with generally accepted accounting principles, at the end of such fiscal year and for the 12 months then ended;

                  ii. As soon as practicable after they have been sent to stockholders of the Company or filed with the Commission, three copies of each annual and interim financial and other report or communication sent by the Company to its stockholders or filed with the Commission;

                  iii. As soon as practicable, two copies of every press release and every material news item and article in respect of the Company or its affairs which was released by the Company;

                  iv. Notice of any regular or special meeting of the Company's Board of Directors concurrently with the sending of such notice to the Company's directors; and

                  v. Such additional documents and information with respect to the Company and its affairs and the affairs of any of its Subsidiaries as you may from time to time reasonably request.

a. Designate an Audit Committee and a Compensation Committee, the members of which shall be subject to your reasonable approval, which will generally supervise the financial affairs of the Company and review executive compensation, respectively.

b. Furnish to you as early as practicable prior to the Closing Date and any Additional Closing Date, as the case may be, but not less than two full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 7(e).

c. File no amendment or supplement to the Registration Statement or Prospectus at any time, whether before or after the Effective Date of the Registration Statement, unless such filing shall comply with the Act and the Regulations and unless you shall previously have been advised of such filing and furnished with a copy thereof, and you and counsel for the Representative shall have approved such filing in writing within a reasonable time of receipt thereof.

d. Comply with all periodic reporting and proxy solicitation requirements which may from time to time be applicable to the Company as a result of the Company's registration under the Exchange Act on a registration statement on Form 8-A .

e. Comply with all provisions of all undertakings contained in the Registration Statement.

f. Prior to the Closing Date or any Additional Closing Date, as the case may be, issue no press release or other communication, directly or indirectly, and hold no press conference and grant no interviews with respect to the Company, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, or this offering, without your prior written consent.

g. Appoint American Securities Transfer & Trust, Incorporated as its transfer agent.

h. On or prior to the Closing Date, sell to the Representative for a total purchase price of $10, Representative's Warrants entitling the Representative or its assigns to purchase 110,000 shares of Common Stock at a price equal to 120% of the public offering price of the Shares, with the terms of the Representative's Warrants, including exercise period, anti-dilution provisions, exercise price, exercise provisions, transferability, and registration rights, to be in the form filed as an exhibit to the Registration Statement.

i. Until expiration of the Representative's Warrants, keep reserved sufficient shares of Common Stock for issuance as Representative's Warrant Shares upon full exercise of the Representative's Warrants.

j. Adopt procedures for the application of the net proceeds it receives from the sale of the Shares and apply the net proceeds from the sale of the Shares substantially in the manner set forth in the Registration Statement, which does not contemplate repayment of debt to officers, directors, stockholders or affiliates of the Company, unless any deviation from such application is in accordance with the Registration Statement and occurs only after approval by the Board of Directors of the Company and then only after the Board of Directors has obtained the written opinion of recognized legal counsel experienced in federal and state securities laws as to the propriety of any such deviation.

k. Within the time period which the Prospectus is required to be delivered under the Act, comply, at its own expense, with all requirements imposed upon it by the Act, as now or hereafter amended, by the Rules and Regulations, as from time to time may be enforced, and by any order of the Commission, so far as necessary to permit the continuance of sales or dealing in the Shares.

l. At the Closing, deliver to the Representative true and correct copies of the Articles of Incorporation of the Company and all amendments thereto, all such copies to be certified by the Secretary of the Company; true and correct copies of the by-laws of the Company and of the minutes of all meetings of the directors and stockholders of the Company held prior to the Closing which in any way relate to the subject matter of this Agreement or the Registration Statement.

m. Use all reasonable efforts to comply or cause to be complied with the conditions precedent to the several obligations of the Underwriters in Section 7 hereof.

n. File with the Commission all required information concerning use of proceeds of the Public Offering in Forms 10-Q and 10-K in accordance with the provisions of the Exchange Act and to provide a copy of such reports to the Representative and its counsel.

o. Supply to the Representative and the Representative's counsel at the Company's cost, two bound volumes each containing material documents relating to the offering of the Shares within a reasonable time after the Closing, not to exceed 90 days.

p. As soon as possible prior to the Effective Date, and as a condition of the Underwriter's obligations hereunder, (i) if requested by the Representative, have the Company listed on an accelerated basis, and to maintain such listing for not less than ten years from the Closing Date, in Standard & Poor's Standard Corporation Records; and (ii) have the Common Stock quoted on the Nasdaq National Market as of the Effective Date, on the Closing Date, on the Additional Closing Date and thereafter for at least ten years provided the Company is in compliance with the Nasdaq National Market maintenance requirements.

         y. Continue, for a period of at least five years following the Effective Date of the Registration Statement, to appoint such auditors as are reasonably acceptable to the Representative, which auditors shall (i) prepare consolidated financial statements in accordance with Regulation S-X under the General Rules and Regulations of the Act and (ii) examine (but not audit) the Company's consolidated financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report and the mailing of quarterly financial information to security holders.

         z. Within 90 days of the Effective Date of the Registration Statement, obtain "key man" life insurance policies in the amount of $1,000,000 each on the lives of such key employees as may be mutually agreed upon between the Company and the Representative, with the Company designated as the beneficiary of such policy, and pay the annual premiums thereon for a period of not less than five years from the Effective Date of the Registration Statement.

         aa. Cause its transfer agent to furnish the Representative a duplicate copy of the daily transfer sheets prepared by the transfer agent during the six-month period commencing on the Effective Date of the Registration Statement and instruct the transfer agent to timely provide, upon the request of the Representative, duplicate copies of such transfer sheets and/or a duplicate copy of a list of stockholders, all at the Company's expense, for a period of 4 1/2 years after such six-month period.

         bb. Refrain from filing a Form S-8 registration statement for a period of 12 months from the Effective Date of the Registration Statement without the Representative's prior written consent. The Company will also obtain from each holder of options to acquire Common Stock of the Company such person's written enforceable agreement not to sell shares of Common Stock pursuant to the exemption afforded by Rule 701 under the 1933 Act for a minimum period of 12 months from the Effective Date without the prior written consent of the Representative.

         cc. Afford the Representative the right, but not the obligation, commencing on the Effective Date and surviving for a period of three years, to designate an observer to attend meetings of the Board of Directors. The designee, if any, and the Representative will receive notice of each meeting of the Board of Directors in accordance with Colorado law, of which no less than four meetings will be held in person or by video conference each year. Any such designee will receive reimbursement for all reasonable costs and expenses incurred in attending meetings of the Board of Directors, including but not limited to, food, lodging and transportation, together with such other fee or compensation (but excluding options or securities) as is paid by the Company to other members of the Board of Directors. Moreover, to the extent permitted by law, the Representative and its designee shall be indemnified for the actions of such designee as an observer to the Board of Directors and in the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and/or directors, to the extent permitted under such policy, each of the Representative and its designee shall be an insured under such policy.

1. Payment of Expenses. The Company hereby agrees to pay all expenses (subject to the last sentence of this Section 6) in connection with the offering, including but not limited to (a) the preparation, printing, filing, distribution, and mailing of the Registration Statement and the Prospectus, including NASD, SEC, Nasdaq filing and/or application fees, and the printing, filing, distribution, and mailing of this Agreement, any Agreement Among Underwriters, Selected Dealers Agreement, preliminary and final Blue Sky Memorandums, material to be circulated to the Underwriters by you and other incidental or related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus, and any amendments or supplements thereto, supplied to the Representative in quantities as herein above stated, (b) the issuance, sale, transfer, and delivery of the Firm Shares, Additional Shares, the Representative's Warrants and the Representative's Warrant Shares, including, without limitation, any original issue, transfer or other taxes payable thereon and the costs of preparation, printing and delivery of certificates representing such securities, as applicable, (c) the qualification of the Firm Shares, Additional Shares, the Representative's Warrants and the Representative's Warrant Shares under state or foreign "blue sky" or securities laws, which qualification shall be undertaken by counsel to the Representative at the Company's expense, (d) the fees and disbursements of counsel for the Company and the accountants for the Company, (e) the listing of the Shares on the Nasdaq National Market and (f) the Representative's non-accountable expense allowance equal to 3% of the aggregate gross proceeds from the sale of the Shares. Prior to or immediately following the Closing Date, the Company shall bear the costs of tombstone announcements if requested to do so by the Representative.

2. The Company has previously remitted to the Representative the sum of $50,000, which sum has been credited as a partial payment in advance of the non-accountable expense allowance provided for in Section 6(f) above.

3. Conditions of Underwriters' Obligations. The Underwriters' obligation to purchase and pay for the Firm Shares and Additional Shares, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to you, as of the date hereof and as of the Closing Date (or the Additional Closing Date, as the case may be), to the performance by the Company of its obligations hereunder, and to the following conditions:

     a. The Registration Statement shall have become effective not later than 5:00 p.m., Mountain time, on the date of this Agreement or such later date and time as shall be consented to in writing by you.

     b. At the Closing Date and any Additional Closing Date, you shall have received the favorable opinion of Smith McCullough, P.C., counsel for the Company, dated the date of delivery, addressed to you, and in form and scope satisfactory to your counsel, to the effect that:

            i. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, with full power and authority, and, after reasonable investigation, counsel has no knowledge that the Company does not have all necessary consents, authorizations, approvals, orders, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary;

            ii. Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest, or, to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance;

            iii. The authorized capital stock of the Company as of the date of this Agreement consisted of 45,000,000 shares of Common Stock, of which 6,018,334 shares of Common Stock are issued and outstanding, 5,536,751 shares of Common Stock are reserved for issuance upon the exercise of outstanding options and warrants and 2,302,700 shares of Common Stock are reserved for issuance upon the exercise of the remaining options authorized under the Company's option plan; and 5,000,000 shares of Preferred Stock, none of which are issued and outstanding; and there have been no changes in the authorized and outstanding capital stock of the Company since the date of this Agreement, except as contemplated by the Registration Statement and the Prospectus. Each outstanding share of capital stock is validly authorized, validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof, has not been issued and is not owned or held in violation of any preemptive right of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as set forth above, and except as is properly described in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company, except as described in the Prospectus;

            iv. To the knowledge of counsel, after reasonable investigation, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor) with respect to the Company or any of its respective operations, businesses, properties, or assets, except as may be properly described in the Prospectus or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company. To the knowledge of counsel, the Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as may be properly described in the Prospectus or such as in the aggregate have been disclosed to the Representative and do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company; nor is the Company required to take any action in order to avoid any such violation or default;

            v. Based upon the certificates received from the Company's officers, neither the Company nor any other party is now or is expected by the Company to be in violation or breach of, or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company;

            vi. Neither the Company nor any Subsidiary is in violation or breach of, or in default with respect to, any term of its Articles of Incorporation or by-laws;

            vii. The Company has all requisite power and authority to execute and deliver and to perform thereunder this Agreement and the Representative's Warrants. All necessary corporate proceedings of the Company have been taken to authorize the execution and delivery and performance thereunder by the Company of this Agreement and the Representative's Warrants. Each of this Agreement and the Representative's Warrants have been duly authorized, executed and delivered by the Company, and is a legal, valid, and binding obligation of the Company, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) enforceable as to the Company in accordance with its respective terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution or delivery, or performance thereunder by the Company of this Agreement or the Representative's Warrants (except filings under the Act which have been made prior to the Closing Date, such as have been obtained under the Gaming Laws, and consents consisting only of consents under "blue sky" or securities laws which are required in connection with the transactions contemplated by this Agreement, and which counsel has been advised by counsel to the underwriters have been obtained on or prior to the date the Registration Statement becomes effective under the Act). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution or delivery, or performance thereunder of this Agreement or the Representative's Warrants; and the execution and delivery and performance thereunder of this Agreement and the Representative's Warrants will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Articles of Incorporation or by-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, businesses, properties, or assets are subject;

            viii. The Shares are, and the Representative's Warrant Shares will be upon exercise of the Representative's Warrants, validly authorized, validly issued, fully paid, and nonassessable and are not issued in violation of any preemptive rights of shareholders, and the Underwriters have received good title to the Shares purchased by them from the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements, and voting trusts. The Representative's Warrant Shares have been duly and validly reserved for issuance pursuant to the terms of the Representative's Warrants. The Shares, the Representative's Warrants and the Representative's Warrant Shares conform to all statements relating thereto contained in the Registration Statement or the Prospectus;

            ix. To the knowledge of counsel, after reasonable investigation, all contracts, agreements, instruments, leases, and licenses that are required to be described in the Registration Statement or the Prospectus have been properly described therein. To the knowledge of counsel, after reasonable investigation, all contracts, agreements, instruments, leases, or licenses required to be filed as an exhibit to the Registration Statement have been filed with the Commission as an exhibit to or have been incorporated as an exhibit by reference into the Registration Statement;

            x. Insofar as statements in the Prospectus purport to summarize the status of litigation or the provisions of laws, rules, regulations, orders, judgments, decrees, contracts, agreements, instruments, leases, or licenses (excluding, however, those matters opined to specifically by gaming counsel), such statements have been prepared or reviewed by such counsel and accurately reflect the status of such litigation and provisions purported to be summarized and are correct in all material respects;

            xi. Except as provided in the Registration Statement, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement;

            xii. The Registration Statement has become effective under the Act. No Stop Order has been issued and no proceedings for that purpose have been instituted or threatened;

            xiii. The Registration Statement and the Prospectus, and any amendment or supplement thereto, comply as to form in all material respects with the requirements of the Act and the Regulations;

            xiv. After reasonable investigation, such counsel has no knowledge that either the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that no opinion need be expressed as to the consolidated financial statements and other financial data and schedules which are or should be contained therein);

            xv. After reasonable investigation, such counsel has no knowledge of any event which has occurred since the Effective Date which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus that has not been set forth in such an amendment or supplement;

            xvi. The Company is not currently offering any securities for sale except as described in the Registration Statement;

            xvii. After reasonable investigation, such counsel has no knowledge of any promoters, affiliates, parents or Subsidiaries of the Company except as are described in the Registration Statement;

            xviii. The Company and its Subsidiaries own or possess, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, copyrights, service marks, service names, trade names and licenses necessary to conduct business (including without limitation, any such licenses or rights described in the Registration Statement as being owned or possessed by the Company or any Subsidiary) (all of which are collectively referred to herein as the "Intellectual Property"); there is no actual or, to the knowledge of counsel, pending, or threatened claim, proceeding or action by any person pertaining to or which challenges the exclusive rights of the Company with respect to any of the Company's Intellectual Property; based on a review of all the Company's products, proposed products and Intellectual Property, to the knowledge of counsel, such products, proposed products or Intellectual Property do not and will not infringe on any trademarks, copyrights, service marks, service names, trade names or valid patents or patents pending held by third parties known to the Company and such counsel;

            xix. The Company is not a party to any agreement giving rise to any obligation by the Company or any Subsidiary to pay any third-party royalties or fees of any kind whatsoever with respect to any technology developed, employed, used or licensed by the Company or any Subsidiary, other than is disclosed in the Prospectus;

            xx. The Shares are eligible for quotation on the Nasdaq National Market; and

            xxi. All issued and outstanding shares of Common Stock and all other securities issued and sold or exchanged by the Company or its Subsidiaries have been issued and sold or exchanged in compliance with all applicable state and federal securities laws and regulations. Such opinion shall be governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991) and shall be subject to the qualifications, exceptions, definitions, limitations on coverage and other limitations set forth therein and in such opinion. Qualifications in such opinion as to knowledge or the absence of knowledge shall be based upon and limited to the "Actual Knowledge" (as defined in the Accord) of the "Primary Lawyer Group" (as identified in such opinion). In rendering such opinion, such legal counsel shall be entitled to rely upon Public Authority Documents and upon information provided by client officials in written Certificates provided that copies of such Public Authority Documents and Certificates are attached as exhibits to the written opinion of legal counsel. The term "Public Authority Documents" shall have the meaning ascribed to it in the Legal Opinion Accord of the ABA Section of Business Law (1991).

         c. At the Closing Date and any Additional Closing Date, you shall have received a signed opinion of gaming counsel for the Company, dated the date of delivery, addressed to you, and in form and scope satisfactory to your counsel, to the effect that:

            i. The Company has the requisite corporate power and authority to execute, deliver and perform all of its obligations pursuant to this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement; this Agreement has been duly authorized, executed and delivered by the Company;

            ii. The Shares have been duly authorized, executed and delivered by the Company;

            iii. The Company and each of the Subsidiaries is duly incorporated and is validly existing as a corporation under the laws of their respective states of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus;

            iv. The issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of or constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) any lien with respect to (A) any of the respective charters and by-laws of any of the Company or the Subsidiaries, (B) any applicable statute, rule or regulation, or (C) any order of any court or governmental agency, body or official, including the Gaming Authorities, having jurisdiction over the Company or any of the Subsidiaries or any of their properties except, in the case of clause
       (B) and (C), for such conflicts, breaches, violations or defaults that could not reasonably be expected to have, singly or in the aggregate, a material adverse effect on the Company;

            v. No authorization, approval, consent or order of the Gaming Authorities or any other governmental body, agency or official is necessary in connection with the issuance of the Shares and the due and valid execution, delivery and performance by the Company or any of the Subsidiaries, as the case may be, of this Agreement and any of the transactions contemplated hereby to be entered into prior to or contemporaneously with such agreements, except (a) as disclosed in the Registration Statement, (b) such authorizations, approvals, consents or licenses of the Gaming Authorities that have been obtained prior to the date of such opinion, and (c) the transactions described therein that have been approved by the Gaming Authorities to the extent required by the Gaming Laws. Such counsel has received no notice that such approvals have been revoked, modified or rescinded as of the date of such opinion;

            vi. Except as disclosed in the Registration Statement, (a) to the best knowledge of such counsel, the Company and each of its Subsidiaries has made all declarations and filings with the Gaming Authorities necessary to use its properties and assets and to conduct its business pursuant to Gaming Laws, as of the date of such opinion, (b) no facts have come to the attention of such counsel that would lead such counsel to believe that all authorizations of and from the Gaming Authorities are not valid and in full force and effect as of the date of such opinion,
       (c) no facts have come to the attention of such counsel that would lead such counsel to believe that the

       Company and each of its Subsidiaries is not in compliance in all material respects with the terms and conditions of all authorizations of and from the Gaming Authorities and with the Gaming Laws, as of the date of such opinion, and (d) as of the date of such opinion, such counsel has received no notice of any proceedings relating to the revocation or modification of any authority granted by any of the Gaming Authorities to the Company and its Subsidiaries, and such counsel is aware of no restrictions imposed by any of the Gaming Authorities which would have a material adverse effect on the properties, plans, results of operations, management, condition (financial or otherwise) or business affairs of the Company or its Subsidiaries, in the aggregate; no facts have come to the attention of such counsel that would lead such counsel to believe that any of the Gaming Authorities is considering modifying, limiting, conditioning, suspending, revoking or not renewing the licenses, permits, certificates, consents, orders, approvals and other authorizations from such Gaming Authority (collectively, the "Gaming Licenses") of the Company or any of its Subsidiaries, except where such modification, revocation, suspension, limitation or condition would not have a material adverse effect on the properties, plans, results of operations, management, condition (financial or otherwise) or business affairs of the Company or its Subsidiaries, in the aggregate; such counsel is aware of no notice given to the Company or any of its Subsidiaries that any of the Gaming Authorities are investigating the Company or any of its Subsidiaries (other than normal overseeing reviews incident to the gaming activities of the Company and its Subsidiaries); and such counsel has received no notice that the Company or any of its Subsidiaries has any reason to believe there is an existing basis for any of the Gaming Authorities to deny the renewal of the Gaming Licenses held by the Company or any of its Subsidiaries;

            vii. Each of the persons listed under the caption "Management" in the Prospectus has been or will be qualified or licensed by the Gaming Laws as required by the Gaming Laws; and

            viii. (a) The statements in the Prospectus under the captions "Risk Factors -- New or revised regulations could adversely affect Leisure Time's business," "Risk Factors -- Changes in laws pertaining to gaming route operations could affect Leisure Time's business" and "Business -- Regulation" fairly present the information with respect to such Gaming Laws and proceedings thereunder, and (b) no facts have come to the attention of such counsel that would lead such counsel to believe that the statements listed in clause (a) of this paragraph (viii) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such statements, in light of the circumstances under which they are made, not misleading, or that the statements listed in clause (a) of this paragraph (viii), as contained in the Prospectus at the time of filing thereof or on the date of such counsel's opinion, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

            ix. To the best of such counsel's knowledge and information, after due investigation, nothing has come to such counsel's attention that leads them to believe that the licensing or other applications filed by the Company or its Subsidiaries with the States of Mississippi and Montana and with the Province of Ontario, Canada will not eventuate in an issued license or permit or will not otherwise afford the Company the right to conduct operations or business within such jurisdictions.

            x. To the best of such counsel's knowledge and information, after due inquiry of the officers of the Company, such counsel has no reason to believe that the Company has conducted operations or business in any jurisdiction within which, in order to conduct such operations or business, the Company would have been required to be licensed or to otherwise have submitted applications or documents under the gaming laws of any such jurisdiction except as otherwise permitted under the respective gaming laws of any such jurisdiction.

            xi. To the best of such counsel's knowledge and information, after due investigation, nothing has come to such counsel's attention that leads them to believe that the Company's operation of vessels offering gaming activities has not been in accordance with applicable United States and international laws, rules and regulations.

            xii. To the best of such counsel's knowledge and information, after due investigation, the Company and each of its Subsidiaries is in compliance in all material respects with the Gaming Laws of the State of South Carolina applicable to the conduct of gaming route operations, and each of the Company and its Subsidiaries is in material compliance with revenue sharing agreements with third parties.

            xiii. To the best of such counsel's knowledge and information, after due investigation, each of the Company and its Subsidiaries is in compliance in all material respects with the Gaming Laws applicable to the manufacture and sale of video gaming machines in the State of Georgia.


         d. On or prior to the Closing Date and any Additional Closing Date, as the case may be, you shall have been furnished such information, documents, certificates, and opinions as you may reasonably require for the purpose of enabling you to review the matters referred to in Section 7(b), and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as you may reasonably request.

         e. At the Closing Date and any Additional Closing Date, as the case may be, you shall have received a certificate of the chief executive officer and of the chief financial officer of the Company, dated the Closing Date or such Additional Closing Date, as the case may be, to the effect that the conditions set forth in Section 7(a) have been satisfied, that as of the date of this Agreement and as of the Closing Date or such Additional Closing Date, as the case may be, the representations and warranties of the Company contained herein were and are accurate, and that as of the Closing Date or such Additional Closing Date, as the case may be, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed.

         f. At the time this Agreement is executed and at the Closing Date and any Additional Closing Date, as the case may be, you shall have received letters from Ehrhardt Keefe Steiner & Hottman PC, Certified Public Accountants, addressed to you and dated the date of delivery but covering a period within three business days of such date, in form and substance satisfactory to you.

         g. All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Firm Shares and the Additional Shares shall be satisfactory in form and substance to you and to counsel for the Representative, and you shall have received a favorable opinion from counsel to the Company, dated as of the Closing Date or the Additional Closing Date, as the case may be, with respect to such of the matters set forth under Section 7(b) and with respect to such other related matters as you may reasonably request.

         h. The NASD, upon review of the terms of the public offering of the Firm Shares and the Additional Shares shall not have objected to your participation in such offering.

         i. The Company shall have received notice that the Common Stock will be quoted on the Nasdaq National Market as of the Effective Date.

     Any certificate or other document signed by any officer of the Company and delivered to you or to counsel for the Representative shall be deemed a representation and warranty by such officer individually and by the Company hereunder to the Representative as to the statements made therein. If any condition to your obligations hereunder to be fulfilled prior to or at the Closing Date or any Additional Closing Date, as the case may be, is not so fulfilled, you may terminate this Agreement or, if you so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

1. Indemnification and Contribution.

     a. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters, the Representative, and each of their officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Representative or any one of the Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 8, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or (B) in any application or other document or communication (in this Section 8 collectively called an "application") in any jurisdiction in order to qualify the Common Stock under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement; however, the Company shall have no liability under this Section 8 if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to the Underwriters by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be.

         If any action is brought against the Underwriters, the Representative or any of their officers, directors, partners, employees, agents, or counsel, or any controlling persons of an Underwriter or the Representative (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this
     Section 8(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company.

         Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify the Underwriters and the Representative of the commencement of any litigation or proceedings against the Company or against any of its officers or directors in connection with the sale of the Shares, any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application.

         a. The Underwriters agree to indemnify and hold harmless the Company, the Company's counsel, each director of the Company, each officer of the Company who shall have signed the Registration Statement, each other person, if any, who controls the Company within the meaning of
         Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters in Section 8(a), but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company as stated in this Section 8(b) with respect to the Underwriters by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the obligation of the Underwriters to provide indemnity under the provisions of this Section 8(b) shall be limited to the amount which represents the product of the number of Firm Shares and Additional Shares sold hereunder and the initial public offering price per Share set forth on the cover page of the Prospectus. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus, the information under "Underwriting" and the identification of counsel to the Representative under "Legal Matters" constitute the only information furnished in writing by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application, and in respect of which indemnity may be sought against the Underwriters pursuant to this
         Section 8(b), the Underwriters shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(a).

         b. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this
         Section 8 is for any reason held to be unavailable to the Underwriters or the Company, then the Company shall contribute to the damages paid by the several Underwriters, and the several Underwriters shall contribute to the damages paid by the Company; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the sale of the Firm Shares and Additional Shares (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Firm Shares and Additional Shares purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same or any substantially similar claim. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, shall have the same rights to contribution as the Company. Anything in this Section 8(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

2. Representations and Agreements to Survive Delivery. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and any Additional Closing Date, and such representations, warranties, covenants, and agreements of the Underwriters and the Company, including the indemnity and contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Representative, the Underwriters or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 8(b), and shall survive termination of this Agreement or the delivery of the Firm Shares and Additional Shares to the Underwriters for a period equal to the statute of limitations for claims related hereto, but not to exceed an aggregate of five years from the date hereof. In addition, the provisions of Sections 5(a), 6, 8, 9, 10, and 12 shall survive termination of this Agreement, whether such termination occurs before or after the Closing Date or any Additional Closing Date.

3.

4.

5. Effective Date of This Agreement and Termination Thereof.

         a. This Agreement shall be executed within 24 hours of the Effective Date of the Registration Statement and shall become effective on the Effective Date or at the time of the initial public offering of the Shares, whichever is earlier. The time of the initial public offering shall mean the time, after the Registration Statement becomes effective, of the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Shares or the time, after the Registration Statement becomes effective, when the Shares are first released by the Representative for offering by dealers by letter or telegram, whichever shall first occur. The Representative or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 10, by giving the notice indicated in Section 10(c) before the time this Agreement becomes effective.

         b. The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date or any Additional Closing Date, as the case may be, by giving notice to the Company if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; or if there shall have been an outbreak of major hostilities or other national or international calamity; or if a banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material interruption in the mail service or other means of communication within the United States; or if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative's opinion, make it inadvisable to proceed with the offering, sale, or delivery of the Firm Shares and Additional Shares, as the case may be; or if there shall have been such material and adverse change in the market for securities in general so as to make it inadvisable to proceed with the offering, sale, and delivery of the Shares, as the case may be, on the terms contemplated by the Prospectus due to the impaired investment quality of the Shares; or if the Dow Jones Industrial Average shall have fallen by 15% or more from its closing price on the day immediately preceding the date that the Registration Statement is declared effective by the Commission.

         c. If the Representative elects to prevent this Agreement from becoming effective as provided in this Section 10, or to terminate this Agreement, it shall notify the Company promptly by telephone, telex, or telegram, confirmed by letter. If, as so provided, the Company elects to prevent this Agreement from becoming effective, the Company shall notify the Representative promptly by telephone, telex, or telegram, confirmed by letter.

         d. Anything in this Agreement to the contrary notwithstanding other than Section 10(e), if this Agreement shall not become effective by reason of an election pursuant to this Section 10 or if this Agreement shall terminate or shall otherwise not be carried out prior to January 29, 2000 because (i) of any reason solely within the control of the Company or its stockholders and not due to the breach of any representation, warranty or covenant or bad faith of the Representative, (ii) the Company unilaterally withdraws the proposed Public Offering from the Representative in favor of another underwriter, (iii) the Company does not permit the Registration Statement to become effective, (iv) of any material discrepancy in any representation by the Company and/or its officers, directors, stockholders, agents, advisers or representatives, made in writing, including but not limited to the Registration Statement, to the Representative, (v) the Company is, directly and/or indirectly, negotiating with other persons or entities of whatsoever nature relating to a possible Public Offering of its securities, or (vi) of any failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, then, in any of such events, the Company shall be obligated to reimburse the Representative for its out-of-pocket expenses on an accountable basis. Should the Representative be required to account for "out-of-pocket" expenses, any expense incurred by the Representative shall be deemed to be reasonable and unobjectionable upon a reasonable showing by the Representative that such expenses were incurred, directly or indirectly, in connection with the proposed transaction and/or relationship of the parties hereto, as described herein. In no event will the Representative be entitled to reimbursement of accountable expenses exceeding $100,000, inclusive of the $50,000 advanced against the non-accountable expense allowance. The Representative will return to the Company any portion of the $50,000 payment previously received that is not used in the payment of accountable expenses if the Public Offering is not completed.

         e. Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 5(a), 6, 8, 9, and 10 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

6. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Representative, shall be mailed, delivered, or sent by facsimile transmission and confirmed by original letter, to Schneider Securities, Inc., 1120 Lincoln Street, Suite 900, Denver, Colorado 80203, Attention: Keith Koch, with a copy to Robert W. Walter,

Esq., Berliner Zisser Walter & Gallegos, P.C., 1700 Lincoln Street, Suite 4700, Denver, Colorado 80203; or if sent to the Company shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to Leisure Time Casinos & Resorts, Inc., 4258 Communications Drive, Norcross, Georgia, 30093, Attention:
Alan N. Johnson, President, with a copy to Thomas S. Smith, Esq. , Smith McCullough, P.C., 4643 South Ulster Street, Suite 900, Denver, Colorado 80237. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

7. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company, and the persons and entities referred to in Section 8 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any buyer, as such, of the Firm Shares and Additional Shares) and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

8. Construction. This Agreement shall be construed in accordance with the laws of the State of Colorado, without giving effect to conflict of laws. Time is of the essence in this Agreement. The parties acknowledge that this Agreement was initially prepared by the Representative, and that all parties have read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

         If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                 Very truly yours,

                                 LEISURE TIME CASINOS & RESORTS, INC.


                                 By:
                                    --------------------------------------------
                                       Alan N. Johnson, President


                                 By:
                                    --------------------------------------------
                                       Eldon W. Rance, Executive Vice President


Accepted as of the date first above written.
Denver, Colorado

SCHNEIDER SECURITIES, INC.
for itself and any other Underwriters:


By:
   ----------------------------------------------
      Thomas Schneider, Chief Executive Officer

                      LEISURE TIME CASINOS & RESORTS, INC.

                            (a Colorado corporation)


                                   SCHEDULE 1

         This Schedule sets forth the name of each Underwriter referred to in the Underwriting Agreement and the number of Shares to be sold by the Company.


                                                              Number of
                   Name                                        Shares
         --------------------------                           ---------
         Schneider Securities, Inc.




           Total                                               1,100,000
                                                               =========
